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                    TECHNICAL SERVICES AND LICENSE AGREEMENT

This AGREEMENT is made on              1998 between:

1. DYERSBURG CORPORATION, a company organized and existing under the laws of the State of Tennessee with its registered office at 1315 Phillips Street, Dyersburg, Tennessee, 38025-0767 United States of America (DYERSBURG).

2. PT DYERSBURG TEXMACO FLEECE, a limited liability company established and existing under the laws of the Republic of Indonesia, with its principal office at [*], Indonesia (the Company).

RECITALS

     A. Dyersburg and PT Texmaco Jaya entered into a Shareholders' Agreement on [*] (the SHAREHOLDERS' AGREEMENT) pursuant to which they will establish the Company as a joint venture company for the purpose of manufacturing and selling circular knit fabric (the BUSINESS).

     B. Dyersburg and its Affiliates have available to them extensive expertise and certain technical know-how and technical information relating to the Business.

     C. The Parties agree that it is in the interests of the Company for Dyersburg to provide technical and other forms of assistance to the Company from time to time in connection with the conduct of the Business.

     D. For that purpose Dyersburg has agreed to license to the Company the Know-how (as hereinafter defined) and to provide the Company the Technical Services (as hereinafter defined) on the terms and conditions set out in this Agreement.

IT IS AGREED as follows.


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1.       DEFINITIONS AND INTERPRETATION

1.1      DEFINITIONS

In this Agreement (including the Recitals and Schedule), the following definitions shall apply unless the context requires otherwise.

FORCE MAJEURE EVENT means any event beyond the control of the Parties which was not reasonably foreseeable at the relevant time and which prevents or hinders in a material way the carrying out by either Party of its obligations under this Agreement, including but not limited to, war, hostilities, revolution (substitution of a new system of government by means of violent uprising), or by reason of any law, decree, regulation or policy of the Government of the Republic of Indonesia or any sub-division thereof or because of any act of God.

KNOW-HOW means the expertise, technical knowledge and technical information possessed by Dyersburg with respect to the manufacture and sale of Licensed Products set forth in Schedule 1 hereto.

LICENSED PRODUCTS shall mean the full range of circular knit fleece fabrics produced by Dyersburg from time to time during the term hereof.

SECONDEE means each person employed by Dyersburg or by one of its Affiliates, the services of whom are to be provided to the Company on secondment in accordance with this Agreement.

TECHNICAL SERVICES means the advice, management resources, training, personnel, information and other assistance set forth in Schedule 1 hereto.

1.2      IMPORTATION OF DEFINITIONS FROM SHAREHOLDERS' AGREEMENT

Unless the context otherwise requires, terms defined in the Shareholders' Agreement have the same meaning when used in this Agreement.


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1.3      INTERPRETATION

Clause 1.2 of the Shareholders' Agreement shall apply as if set out in full in this Agreement.

2.       LICENSE/TECHNICAL SERVICES

         (a) From and after the date of this Agreement, Dyersburg agrees to grant to the Company an exclusive license and permission to use the Know-how for manufacture and sale of the Licensed Products in Indonesia.

         (b) The Know-how and all documents, materials and other data and information pertaining thereto shall be delivered by Dyersburg to the Company during the term hereof.

         (c) Dyersburg agrees to provide, or through its Affiliates procure the provision of, Technical Services to the Company reasonably required in connection with the Business.

         (d) Modifications and improvements in the Know-how or Licensed Products made by the Company or Dyersburg during the term hereof shall be made available to the other and shall be deemed to be included in the definition of Know-how and Licensed Products for the purposes of this Agreement.

3.       REPRESENTATIONS OF DYERSBURG; INDEMNIFICATION

3.1      OWNERSHIP OF KNOW-HOW

Dyersburg is the owner of the Know-how and has full right, power and authority to license the Know-how to the Company in accordance with the terms of this Agreement. There is no infringement action, lawsuit or claim that asserts that Dyersburg's use of the Know-how violates or infringes the rights of others and Dyersburg is not in any way making use of any confidential information or trade secrets of any person in connection with its use of the Know-how.

3.2      INDEMNIFICATION

Dyersburg agrees to defend, indemnify and hold harmless the Company for any claim directly or indirectly relating to, resulting from or arising out of any breach of its representations made in Clause 3.1 above.


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4.       OBLIGATION OF THE PARTIES

4.1      OBLIGATION OF DYERSBURG

Without limiting Clause 2, as part of the Technical Services, Dyersburg shall provide, or cause to be provided by one or more of its Affiliates, to the Company (on secondment or otherwise) the assistance of management personnel as agreed between the parties from time to time during the term hereof.

4.2      OBLIGATIONS OF THE COMPANY

Except to the extent that Dyersburg may otherwise be permitted to do so under Indonesian law, the Company shall:

         (a) obtain and at all times maintain all licences of the Company;

         (b) obtain all visas, work permits, resident, exit and re-entry permits, and all appropriate government permits for each person provided under Clause 4.1 while in Indonesia; and

         (c) obtain and at all times maintain its corporate existence and all necessary registration, licences and approvals needed to carry out the Business in Indonesia

5.       TERM

Subject to any clauses which are expressed to survive termination, this Agreement shall remain in full force and effect from the date hereof unless and until terminated pursuant to Clause 10.

6.       REMUNERATION

6.1      TECHNICAL SERVICES FEES FOR FUTURE PRODUCTION

The Company shall:

         (a) reimburse Dyersburg and/or its Affiliates for all out-of-pocket costs and expenditures incurred by it with respect to the Technical Services provided to the Company under this Agreement including, but not by way of limitation, travel and related expenses of Dyersburg


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personnel providing services to the Company and the cost of any raw materials purchased by Dyersburg for the benefit of the Company; and

         (b) for a period of three years from the Commencement Date, and thereafter, as agreed between Dyersburg and the Company, pay to Dyersburg a fee of $0.25 per meter of fabric manufactured by the Company; provided, such fee shall not apply to waste and trial production fabric and fabric which is not consistent with commercially acceptable standards that is sold for less than its standard cost to produce.

This Clause 6.1 shall survive termination of this Agreement. For the avoidance of any doubt, the Parties agree that if this Agreement is terminated within the first three years following the Commencement Date and the Company or any Affiliate of the Company continues to produce fabric anywhere in the World, the Company shall pay to Dyersburg a fee of $0.25 per meter of circular knit fabric manufactured by the Company or any Affiliate of the Company anywhere in the World for a period of three years from the Commencement Date.

6.2      CURRENCY OF PAYMENT

Reimbursement pursuant to Clause 6.1 shall be in United States Dollars or any other currency agreed by the Parties, and shall be made by telegraphic transfer to a bank account designated by Dyersburg from time to time or in such other manner as may be agreed by the Parties from time to time.

6.3      RECORDS

The Company shall maintain adequate and proper records and accounts of revenues and expenses of its operation and the Business.

7.       LIMITATION ON LIABILITY

Neither Dyersburg nor any of its Affiliates shall be liable for any loss or damage caused by or in the provision of its services (whether by its employees, Secondees or otherwise).


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8.       INDEMNITY

8.1      INDEMNITY AGAINST LIABILITIES FOR INJURY OR DEATH OF SECONDEE

The Company shall indemnify Dyersburg on demand against any loss, cost, charge, liability or expense Dyersburg (or any Affiliate, or officer or employee of Dyersburg or its Affiliates) may sustain or incur as a direct or indirect consequence of the personal injury or death of any Secondee.

8.2      INDEMNITY AGAINST ACTIONS

The Company shall indemnify on demand Dyersburg, its Affiliates and any Secondees against, including but not limited to, all actions, proceedings, damages, costs, charges or expenses taken against, or payable by, Dyersburg in arising from the provision of Technical Services under this Agreement.

8.3      CLARIFICATION OF PERSONAL INJURY AND THIRD PARTY

In this Clause 8, for the avoidance of any doubt, PERSONAL INJURY includes fatal injury and disease and THIRD PARTY means any person other than the parties to this Agreement, and includes without prejudice to the generality of the foregoing, servants and agents of Dyersburg.

9.       ASSIGNMENT

Dyersburg shall be entitled to assign all its rights and obligations under this Agreement to an Affiliate of Dyersburg by giving written notice to the Company.

10.      TERMINATION

10.1     EVENTS OF TERMINATION

         (a) Either Party may terminate this Agreement with immediate effect by written notice to the other Party if any of the following occurs:


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                  (i)    if the other Party breaches a provision of this
         Agreement and has not remedied that breach within 30 days after service of notice by the non-defaulting Party of its intention to terminate this Agreement under this Clause 10.2 giving adequate particulars of the alleged default;

                  (ii) if the other Party becomes insolvent or goes into liquidation, including without limitation, any petition, application or proceeding under applicable laws relating to bankruptcy or related matters or, with respect to that Party, any event provided for in
         Article 114 to Article 124 of the Law No. 1 of 1995 regarding Company Law (other than a voluntary liquidation for the purposes of merger or re-organization) or a receiver, liquidator (or equivalent official) is appointed in respect of one third or more of that Party's assets; or

                  (iii) the other Party has any of its material assets, operation or undertaking wholly or partially seized, confiscated or expropriated by the court.

         (b) Dyersburg may terminate this Agreement with immediate effect by written notice to the Company if any of the following occurs:

                  (i) if Texmaco has committed a Default under the Shareholders' Agreement and has not remedied such Default within 30 days after service of notice by Dyersburg of its intention to terminate this Agreement under this Clause 10.1(b) giving adequate particulars of the alleged Default; or

                  (ii) if Texmaco has terminated the Shareholders' Agreement pursuant to Section 20.3 thereof.

10.2     ACCRUED RIGHTS

Termination of this Agreement in accordance with this Clause 10 shall not affect the accrued rights and obligations of either Party hereto arising prior to the date of such termination or expiration.


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10.3     WAIVER OF ARTICLE 1266

The Parties waive Article 1266 of the Indonesian Civil Code to the extent that if requires a judicial order to give effect to the termination of this Agreement.

10.4     FORCE MAJEURE

Neither Party shall be liable for any delay in performance where a Force Majeure Event exists for a period of 30 consecutive days and that Force Majeure Event continues for a further consecutive period of 30 days after a Party has given written notice to the other of the existence the Force Majeure Event. At the end of such period the Parties agree to resume their respective obligations under this Agreement.

11.      TAXES

Should the Company be required to withhold under the laws and regulations of, and applicable treaties entered into by, the Republic of Indonesia any taxes with respect to any amounts due to be paid to Dyersburg hereunder, the Company shall make such withholding and account to the competent Indonesian authority in respect of the amount so withheld. Within 10 days following the date of payment of such taxes to the competent Indonesian authority, the Company shall deliver to Dyersburg an official receipt evidencing the payment of such taxes.

12.      NO AGENCY OR PARTNERSHIP

In the performance of the Technical Services, Dyersburg and its Affiliates shall act as an independent contractor and not as agent of the Company. This Agreement does not constitute any Party the agent of another or imply that the Parties intend constituting a partnership or other form of association in which any Party may be liable for the acts or omissions of another. Neither Party has authority to pledge the credit of the other.
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13.      NOTICES

Any notice given under this Agreement:

         (a) must be in writing addressed to the intended recipient at the address shown below or the address last notified by the intended recipient to the sender:

         DYERSBURG:

         DYERSBURG CORPORATION
         15720 John J. Delaney Drive
         Suite 445
         Charlotte, NC  28277-2747
         United States of America

         Attention:  William S. Shropshire
         Fax:        +1 704 341-4868

         THE COMPANY:

         PT DYERSBURG TEXMACO FLEECE

         [*]

         [*]

         [*]

         Indonesia

         Attention:        [*]

         Fax:              [*]

         (b)      must be signed by a person duly authorized by the sender; and

         (c)      will be taken to have been given or made:

                  (i) in the case of delivery in person, when delivered;

                  (ii) in the case of delivery by post two business days after the date of posting (if posted to an address in the same country) or fourteen business days after the date of posting (if posted to an address in another country); and


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                  (iii) in the case of fax, on receipt by the sender of a
         transmission control report from the despatching machine showing the relevant number of pages and the correct destination fax machine number and indicating that the transmission has been made without error, but if delivery or receipt occurs on a day on which business is not generally carried on in the place to which the communication is sent or is later than 4 pm (local time) it will be taken to have been duly given or made at the commencement of business on the next day on which business is generally carried on in the place.

14.      WAIVER

The failure of either Party hereto at any time to enforce any of the terms, provisions or conditions of this Agreement shall not be construed as a waiver of the same or of the rights of either Party to enforce the same on any subsequent occasion.

15.      GOVERNING LAW

This Agreement is governed by the laws of the Republic of Indonesia.

16.      LANGUAGE

This Agreement has been written in English and the English version shall be the definitive text, even if for convenience or otherwise the Agreement is translated into another language.

17.      DISPUTES

Any disputes which may arise between the Parties in relation to this Agreement shall be resolved in the same manner provided in Clause 30 of the Shareholders' Agreement.


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18.      CONFIDENTIALITY

18.1     NO DISCLOSURE

The Company agrees that it will keep confidential and not disclose to any third party for use for any purpose other than those permitted by this Agreement any data, information or other property provided to it by Dyersburg or any of its Affiliates under this Agreement unless Dyersburg grants its prior approval in writing.

18.2     EXCEPTIONS

The obligations of the Parties under Clause 18.1 shall not apply to any data, information or other property which:

         (a) is obtained by the Company from other sources without breach of any obligation of confidence owed (by the third party or any other party) to Dyersburg, provided that the Company is aware, or should reasonably be aware, of that obligation of confidence; or

         (b) is already in the public domain.


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EXECUTED on the date first stated above.

SIGNED for and on behalf of                            )
DYERSBURG CORPORATION                                  )

In the presence of:                                    )

                                                        -----------------------
                                                        Signature

--------------------------                              -----------------------
Witness                                                              Print name

--------------------------
Print name

SIGNED for and on behalf of                            )
PT DYERSBURG TEXMACO FLEECE                            )

In the presence of:                                    )


                                                        -----------------------
                                                        Signature

--------------------------                              -----------------------
Witness                                                              Print name

--------------------------
Print name


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                                   SCHEDULE 1

                         TECHNICAL KNOW-HOW AND SERVICES

Know-how shall include technical data, information, drawings, designs, standards, parameters, specifications, process sheets, inputs, advice and assistance as regards (but not limited to) the following:

I.       PLANNING STAGE

         A. Manufacturing process sequence for each product from raw material to finished fabric inspection.

         B. Selection of the most appropriate raw materials, machinery and equipment for all required manufacturing process including but not limited to:

                           Spinning

                           Knitting for circular knit fabrics and other related items

                           Fabric dyeing, including preparatory processes Fabric finishing processes, including normal and special requirements

                           Fabric printing, including preparation for printing

                           Fabric packing/warehousing/dispatch

         C. Quality standards, specifications, practices, norms, systems, etc. required to be maintained during manufacturing at each stage of the production cycle.

            Quality standards and specifications for all fibers, yarn, dyes, chemicals and other materials consumed in the production cycle.

         D. Plant material handling and storage equipment and systems.

         E. Plant layout for an efficient process flow and optimal space utilization and utility consumption for proposed initial capacity and later expansions.

         F. Equipment for fabric design developments and sample preparation.

         G. Productivity norms for various manufacturing operations, benchmark for operations, computation of manpower including direct labor, supervisory and plant management considering best practices followed.


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         H. Consumption standards for input materials, including fibers, dyes, etc., norms for allowable rejections, and wastage.

II.      START-UP STAGE

         Dyersburg will provide meaningful assistance and guidance to the Company at the plant commissioning and start up stage, including but not limited to:

         A. Approve the plant installation prior to start up trials of machinery, or advise changes as necessary to be carried out.

         B. Evaluate and approve the test runs carried out for each process/stage so as to ensure process output/quality levels required, advise on changes/modifications required to meet specific norms.

         C. Install production and quality systems at each stage in the plant with Company personnel, and secure their proper understanding of the same for effective use.

         D. Oversee the regular production start up of fabric. Advise/guide and train in all aspects of plant operations until output, quality and productivity norms are reached.

         E. Issue initial benchmark for achievement in production, quality at appropriate stages for highly efficient operations.

III.     PRODUCTION STAGE

         A. Assist in resolution of any major problems faced such as rejections, low output, etc. by technical guidance.

         B. Set progressive benchmark in production output, quality, machine utilization and guide to help achieve the same.

MARKETING AND PRODUCT DEVELOPMENT

Dyersburg will provide know-how and assistance in product merchandising/product development and marketing methods as below:


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         A. Assist in the development of a comprehensive design and/or sample library for effective customer interfacing.

         B. Provide assistance in design creation/adaptation/development to suit respective markets.

         C. Provide assistance in estimating product cost.

         D. Provide assistance in training methods and systems of customer servicing.

         E. Assist in establishing a marketing plan.